BY-LAWS

                                       OF

                     THE AMERICAN FUNDS TAX-EXEMPT SERIES I




























As amended June 16, 2005


                                     BY-LAWS
                                    I N D E X


Section and Title   Page

Article I.          SHAREHOLDERS                                      4

       1.01         Annual Meetings                                   4
       1.02         Special Meetings                                  4
       1.03         Place of Meetings                                 4
       1.04         Notice of Meetings                                4
       1.05         Quorum                                            5
       1.06         Votes Required                                    5
        l.07        Proxies                                           5
       1.08         List of Shareholders                              6
       1.09         Voting                                            6
       1.10         Action by Shareholders Other than at a Meeting    6

Article II.         BOARD OF TRUSTEES                                 6

       2.01         Chairman of the Board                             6
       2.02         Powers                                            7
       2.03         Number of Trustees                                7
       2.04         Regular Meetings                                  7
       2.05         Special Meetings                                  7
       2.06         Notice of Meetings                                7
       2.07         Quorum                                            8
       2.08         Compensation and Expenses                         8
       2.09         Action by Trustees Other than at a Meeting        8
       2.10         Committees                                        8
       2.11         Holding of Meetings by Conference Telephone Call  8
       2.12         Hiring of Employees or Retaining of Advisers and Experts  9

Article III.        OFFICERS                                            9

       3.01         Executive Officers                                  9
       3.02         Chairman and Vice Chairman of the Board             9
       3.03         President                                           9
       3.04         Vice Presidents                                    10
       3.05         Secretary and Assistant Secretaries                10
       3.06         Treasurer and Assistant Treasurers                 10
       3.07         Subordinate Officers                               11
       3.08         Removal                                            11

Article IV.         SHARES OF BENEFICIAL INTEREST                      11
       4.01         Certificates                                       11
       4.02         Record Dates                                       11

Article V.          GENERAL PROVISIONS                                 12

       5.01         Checks                                             12
       5.02         Custodian                                          12
       5.03         Bonds                                              13
       5.04         Inspection of Records                              13
       5.05         Representation of Shares                           13
       5.06         Offices of the Trust                               13

Article VI.         INDEMNIFICATION                                    13

       6.01         Indemnification                                    13
       6.02         Special Condition                                  14
       6.03         Special Process Condition                          14
       6.04         Advancement of Expenses                            14
       6.05         Affirmation of Conduct                             14
       6.06         Special Conditions to Advancement                  14
       6.07         Insurance                                          14
       6.08         Non-Exclusive Rights                               15
       6.09         Continuation of Provisions                         15
       6.10         Definitions                                        15

Article VII.        AMENDMENT OF BY-LAWS                               16

                                     BY-LAWS
                                       OF
                     THE AMERICAN FUNDS TAX-EXEMPT SERIES I

                                    ARTICLE I
                                  SHAREHOLDERS


             Section 1.01. Annual Meetings. Unless otherwise required by law, the Declaration of Trust as amended from time to time (the "Declaration") or by these By-Laws, the Trust shall not be required to hold an annual meeting of shareholders unless the Board of Trustees of the Trust (the "Board") determines to hold an annual meeting. If the Board makes such a determination, the annual meeting of shareholders shall be held at such date and time as may be designated from time to time by the Board for the election of trustees and the transaction of any business within the powers of the Trust. Any business of the Trust may be designated in the notice, except such business as is specifically required by statute or by the Declaration to be stated in the notice. Failure to hold an annual meeting at the designated time shall not, however, invalidate the existence of the Trust or affect otherwise valid acts of the Trust.

             Section 1.02. Special Meetings. At any time in the interval between annual meetings, special meetings of the shareholders may be called by the Chairman of the Board or the President or by a majority of the Board by vote at a meeting or in writing with or without a meeting, or, in writing by those shareholders holding a majority of the outstanding shares of beneficial interest of the Trust.

             Section 1.03. Place of Meetings. Meetings of the shareholders for the election of trustees shall be held at such place either within or without the State of Massachusetts as shall be designated from time to time by the Board of Trustees and stated in the notice of the meeting. Meetings of shareholders for any other purpose may be held at such time and place, within or without the State of Massachusetts, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

             Section 1.04. Notice of Meetings. Not less than ten days nor more than ninety days before the date of every shareholders' meeting, the Secretary shall give to each shareholder entitled to vote at such meeting, written or printed notice stating the time and place of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, either by mail or by presenting it to the shareholder personally or by leaving it at the shareholder's residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at his post office address as it appears on the records of the Trust, with postage thereon prepaid. Notwithstanding the foregoing provision, a waiver of notice in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting in person or by proxy, small be deemed equivalent to the giving of such notice to such persons. Any meeting of shareholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement at the meeting.

             Section 1.05. Quorum. At any meeting of shareholders the presence in person or by proxy of shareholders entitled to cast a majority of the votes thereat shall constitute a quorum; but this Section shall not affect any requirement under statute or under the Declaration for the vote necessary for the adoption of any measure. In the absence of a quorum the shareholders present in person or by proxy, by majority vote and without notice, may adjourn the meeting from time to time until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

             Section 1.06. Votes Required. A majority of the votes cast at a meeting of shareholders, duly called and at which a quorum is present, shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, unless more than a majority of votes cast is required by statute or by the Declaration.

             Section 1.07. Proxies. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. Proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust. Only shareholders of record as of the record date shall be entitled to vote. Each whole Share shall be entitled to one vote as to any matter on which it is entitled by the Trust Instrument to vote, and each fractional Share shall be entitled to a proportionate fractional vote. When any Share is held jointly by two or more persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or legally incompetent, and subject to guardianship or the legal control of any other person as regards the charge or management of such Share, the person may vote by his or her guardian or such other person appointed or having such control, and such vote may be given in person or by proxy. For purposes of this Section, a proxy granted by telephone, telegram, telex, telecopy, internet, computer interface or other electronic method of document transfer shall be deemed executed by or on behalf of a Shareholder.
             Section 1.08. List of Shareholders. At each meeting of shareholders, a full, true and complete list in alphabetical order of all shareholders entitled to vote at such meeting, certifying the number of shares held by each, shall be made available by the Secretary.

             Section 1.09. Voting. In all elections for trustees every shareholder shall have the right to vote, in person or by proxy, the shares owned of record by the shareholder, for as many persons as there are trustees to be elected and for whose election the shareholder has a right to vote. At all meetings of shareholders, unless the voting is conducted by inspectors, the proxies and ballots shall be received, and all questions regarding the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting. If demanded by shareholders, present in person or by proxy, entitled to cast 10% in number of votes, or if ordered by the chairman, the vote upon any election or question shall be taken by ballot. Upon like demand or order, the voting shall be conducted by two inspectors in which event the proxies and ballots shall be received, and all questions regarding the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided, by such inspectors. Unless so demanded or ordered, no vote need be by ballot, and voting need not be conducted by inspectors. Inspectors may be elected by the shareholders at their annual meeting, to serve until the close of the next annual meeting and their election may be held at the same time as the election of trustees. In case of a failure to elect inspectors, or in case an inspector shall fail to attend, or refuse or be unable to serve, the shareholders at any meeting may choose an inspector or inspectors to act at such meeting, and in default of such election the chairman of the meeting may appoint an inspector or inspectors.

             Section 1.10. Action by Shareholders Other than at a Meeting. Any action required or permitted to be taken at any meeting of shareholders may be taken without a meeting, if a consent in writing, setting forth such action, is signed by all the shareholders entitled to vote on the subject matter thereof and any other shareholders entitled to notice of a meeting of shareholders (but not to vote thereat) have waived in writing any rights which they may have to dissent from such action, and such consent and waiver are filed with the records of the Trust.


                                   ARTICLE II
                                BOARD OF TRUSTEES


         Section 2.01. Chairman of the Board. The Chairman of the Board shall be elected by the Board of Trustees and shall preside at all meetings of the Board of Trustees and of the shareholders at which he is present. If the Trustees determine to elect a trustee who is not an "interested person" of the Trust as defined in Section 2(a)(19) of the 1940 Act (an "independent trustee") as Chairman of the Board, the Chairman of the Board shall serve as a non-executive Chairman and shall not be an officer of the Corporation. The Chairman of the Board shall hold such title until a successor shall have been duly chosen and qualified, or until the Chairman shall have resigned or shall have been removed. Any vacancy may be filled for the unexpired portion of the term by the Board of Trustees at any regular or special meeting.

             Section 2.02. Powers. The Board may exercise all the powers of the Trust, except such as are by statute or the Declaration or these By-Laws conferred upon or reserved to the shareholders. The Board shall keep full and fair accounts of its transactions.

             Section 2.03. Number of Trustees. The number of trustees shall be fixed from time to time by a vote of a majority of the trustees; provided, however, the number of trustees shall in no event exceed eleven nor be reduced to fewer than three. The tenure of office of a trustee shall not be affected by any decrease in the number of trustees made by the Board. The term of a trustee shall expire at the earlier of: (a) the conclusion of the final Board of Trustees meeting in the year the trustee attains the age of 75, or (b) the conclusion of the Fund's shareholders' meeting conducted in the year in which the trustee attains the age of 75.

             Section 2.04. Regular Meetings. After each meeting of shareholders at which a Board of Trustees shall have been elected, the Board so elected shall meet as soon as practicable for the purpose of organization and the transaction of other business. No notice of such first meeting shall be necessary if held immediately after the adjournment, and at the site, of such meeting of shareholders. Other regular meetings of the Board shall be held without notice on such dates and at such places within or without the State of Massachusetts as may be designated from time to time by the Board.

             Section 2.05. Special Meetings. Special meetings of the Board may be called at any time by the Chairman of the Board, the President or the Secretary of the Trust, or by a majority of the Board by vote at a meeting, or in writing with or without a meeting. Such special meetings shall be held at such place or places within or without the State of Massachusetts as may be designated from time to time by the Board. In the absence of such designation such meetings shall be held at such places as may be designated in the calls.

             Section 2.06. Notice of Meetings. Except as provided in Section 2.03, notice of the place, day and hour of every regular and special meeting shall be given to each trustee two days (or more) before the meeting, by delivering the same personally, or by sending the same by telegraph, or by leaving the same at the trustee's residence or usual place of business, or, in the alternative, by mailing such notice three days (or more) before the meeting, postage prepaid, and addressed to the trustee at the trustee's last known business or residence post office address, according to the records of the Trust. Unless required by these By-Laws or by resolution of the Board, no notice of any meeting of the Board need state the business to be transacted thereat. No notice of any meeting of the Board need be given to any trustee who attends, or to any trustee who in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Any meeting of the Board, regular or special, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement at the adjourned meeting.

             Section 2.07. Quorum. At all meetings of the Board, one-third of the entire Board (but in no event fewer than two trustees) shall constitute a quorum for the transaction of business. Except in cases in which it is by statute, by the Declaration or by these By-Laws otherwise provided, the vote of a majority of such quorum at a duly constituted meeting shall be sufficient to elect and pass any measure. In the absence of a quorum, the trustees present by majority vote and without notice other than by announcement at the meeting may adjourn the meeting from time to time until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

             Section 2.08. Compensation and Expenses. Trustees may, pursuant to resolution of the Board, be paid fees for their services, which fees may consist of an annual fee or retainer and/or a fixed fee for attendance at meetings. In addition, trustees may in the same manner be reimbursed for expenses incurred in connection with their attendance at meetings or otherwise in performing their duties as trustees. Members of committees may be allowed like compensation and reimbursement. Nothing herein contained shall preclude any trustee from serving the Trust in any other capacity and receiving compensation therefor.

             Section 2.09. Action by Trustees Other than at a Meeting. Any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting, if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

             Section 2.10. Committees. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the trustees. The Board may designate one or more trustees as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board in the management of the business and affairs of the Trust, provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Each committee small keep regular minutes of its meetings and report the same to the Board when required.

             Section 2.11. Holding of Meetings by Conference Telephone Call. At any regular or special meeting of the Board or any committee thereof, members thereof may participate in such meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.
             Section 2.12 Hiring of Employees or Retaining of Advisers and Experts. The independent trustees may hire employees or retain advisers and experts as they deem necessary to help ensure that they are able to deal with matters beyond their expertise and fulfill their role of representing shareholder interests.


                                   ARTICLE III
                                    OFFICERS


             Section 3.01. Executive Officers. The Board of Trustees shall choose a President and may choose a Chairman of the Board and one or more Vice Chairmen of the Board from among the trustees, and shall choose a Secretary and a Treasurer who need not be trustees. The Board of Trustees shall designate as principal executive officer of the Trust either a Vice Chairman of the Board or the President. The Board of Trustees may choose an Executive Vice President, one or more Senior Vice Presidents, one or more Vice-Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers, none of whom need be a Trustee. Any two or more of the above-mentioned offices, except those of President and a Vice-President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument be required by law, by the Declaration of Trust, by the By-Laws or by resolution of the Board of Trustees to be executed by any two or more officers. Each such officer shall hold office until his successor shall have been duly chosen and qualified, or until he shall have resigned or shall have been removed. Any vacancy in any of the above offices may be filled for the unexpired portion of the term by the Board of Trustees at any regular or special meeting.

             Section 3.02. Vice Chairmen of the Board. A Vice Chairman of the Board, if one be elected, shall, when present and in the absence of the Chairman of the Board, preside at all meetings of the shareholders and trustees, and he shall perform such other duties as may from time to time be assigned to him by the Board of Trustees or as may be required by law. If there be more than one Vice Chairman, the Board may determine which one or more of the Vice Chairmen shall perform any of such duties or exercise any of such functions, or if such determination is not made by the Board, the Chairman may make such determination.

             The Board may designate one or more persons as Chairman Emeritus which designation shall be honorary and continuous unless revoked by the Board. A Chairman Emeritus, in such capacity, shall receive no compensation, have none of the powers or duties of a Trustee and may not vote but may attend Board meetings and participate in Board discussions. Nothing herein shall preclude an individual from serving as a Trustee, with all powers, duties and emoluments thereof, and concurrently holding the designation of Chairman Emeritus. (As amended October 19, 1995).

             Section 3.03. President. In the absence of the Chairman or Vice Chairman of the Board, the President shall preside at all meetings of the shareholders and of the Board at which the President is present; and in general, shall perform all duties incident to the office of a president of a trust, and such other duties, as from time to time, may be assigned to him by the Board.

             Section 3.04. Vice Presidents. The Vice President or Vice Presidents, including any Executive or Senior Vice President or Presidents, at the request of the President or in President's absence or during the President's inability or refusal to act, shall perform the duties and exercise the functions of the President, and when so acting shall have the powers of the President. If there be more than one Vice President, the Board may determine which one or more of the Vice Presidents shall perform any of such duties or exercise any of such functions, or if such determination is not made by the Board, the President may make such determination. The Vice President or Vice Presidents shall have such other powers and perform such other duties as may be assigned by the Board, the Chairman of the Board, or the President.

             Section 3.05. Secretary and Assistant Secretaries. The Secretary shall: keep the minutes of the meetings of the shareholders, of the Board and of any committees, in books provided for the purpose; shall see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; be custodian of the records of the Trust; and in general perform all duties incident to the office of a secretary of a trust, and such other duties as, from time to time, may be assigned to him by the Board, the Chairman of the Board, or the President.

             The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board, the President or the Chairman of the Board, shall, in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

             Section 3.06. Treasurer and Assistant Treasurers. The Treasurer shall: have charge of and be responsible for all funds, securities, receipts and disbursements of the Trust, and shall deposit, or cause to be deposited in the name of the Trust, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board in accordance with Section 5.04 of these By-Laws; render to the President, the Chairman of the Board and to the Board, whenever requested, an account of the financial condition of the Trust; and in general, perform all the duties incident to the office of a treasurer of a trust, and such other duties as may be assigned to him by the Board, the President or the Chairman of the Board.

             The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board, the President or the Chairman of the Board shall, in the absence of the Treasurer or in the event of the Treasurer's inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform other duties and have such other powers as the Board may from time to time prescribe.

             Section 3.07. Subordinate Officers. The Board may from time to time appoint such subordinate officers as it may deem desirable. Each such officer shall hold office for such period and perform such duties as the Board, the President or the Chairman of the Board may prescribe. The Board may, from time to time, authorize any committee or officer to appoint and remove subordinate officers and prescribe the duties thereof.

             Section 3.08. Removal. Any officer or agent of the Trust may be removed by the Board whenever, in its judgment, the best interests of the Trust will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed.



                                   ARTICLE IV
                          SHARES OF BENEFICIAL INTEREST


             Section 4.01. Certificates. If the Board authorizes the issuance of certificates representing the shares of beneficial interest, such certificates shall be signed by the President, the Chairman of the Board or a Vice President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. The signatures may be either manual or facsimile signatures and the seal may be either facsimile or any other form of seal. No certificates shall be issued for fractional shares. Such certificates shall be in such form, not inconsistent with law or with the Declaration, as shall be approved by the Board. In case any officer of the Trust who has signed any certificate ceases to be an officer of the Trust, whether because of death, resignation or otherwise, before such certificate is issued, the certificate may nevertheless be issued and delivered by the Trust as if the officer had not ceased to be such officer as of the date of its issue. Certificates need not be issued except to shareholders who request such issuance in writing.

             The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Trust alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner's legal representative, to advertise the same in such manner as it shall require and/or to give the Trust a bond in such sum as it may direct as indemnity against any claim that may be made against the Trust with respect to the certificate alleged to have been lost, stolen or destroyed.

             Section 4.02. Record Dates. The Board is hereby empowered to fix, in advance, a date as the record date for the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders, or shareholders entitled to receive payment of any dividend, capital gains distribution or the allotment of any rights, or in order to make a determination of shareholders for any other proper purpose. Such date in any case shall be not more than ninety days, and in case of a meeting of shareholders, not less than ten days, prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.



                                    ARTICLE V
                               GENERAL PROVISIONS


             Section 5.01. Checks. All checks or demands for money and notes of the Trust shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.

             Section 5.02. Custodian. All securities and cash of the Trust shall be placed in the custody of a bank or trust company ("Custodian") having (according to its last published report) not less than $2,000,000 aggregate capital, surplus and undivided profits, provided such a Custodian can be found ready and willing to act (or maintained in such other manner as is consistent with Section 17(f) of the Investment Company Act of 1940 and the rules and regulations promulgated thereunder.) The Trust shall enter into a written contract with the Custodian regarding the powers, duties and compensation of the Custodian with respect to the cash and securities of the Trust held by the Board of Trustees of the Trust. The Trust shall upon the resignation or inability to serve of the Custodian use its best efforts to obtain a successor custodian; require that the cash and securities owned by the Trust be delivered directly to the successor custodian; and in the event that no successor custodian can be found, submit to the shareholders, before permitting delivery of the cash and securities owned by the Trust to other than a successor custodian, the question whether or not the Trust shall be liquidated or shall function without a custodian.

The Trustees may direct the Custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by the Securities and Exchange Commission, or otherwise in accordance with applicable law, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust.

The Trustees may direct the Custodian to accept written receipts or other written evidences indicating purchases of securities held in book-entry form in the Federal Reserve System in accordance with regulations promulgated by the Board of Governors of the Federal Reserve System and the local Federal Reserve Banks in lieu of receipt of certificates representing such securities.

             Section 5.03. Bonds. The Board may require any officer, agent or employee of the Trust to give a bond to the Trust, conditioned upon the faithful discharge of such person's duties, with one or more sureties and in such amount as may be satisfactory to the board.

             Section 5.04. Inspection of Records. The records of the Trust shall be open to inspection by shareholders to the same extent as is permitted shareholders of a Massachusetts business corporation.

             Section 5.05. Representation of Shares. Any officer of the Trust is authorized to vote, represent and exercise of the Trust any and all rights incident to any shares of any corporation or other business enterprise owned by the Trust.

             Section 5.06. Offices of the Trust. Until changed by the Trustees the principal office of the Trust in the Commonwealth of Massachusetts shall be in the City of Boston, County of Suffolk. The principal executive office of the Trust is hereby fixed and located at 1101 Vermont Avenue, N.W., Washington, D.C. 20005. The Trustees are granted full power and authority to change from time to time the respective locations of said principal executive office. Any such change shall be noted on the By-Laws opposite this Section, or this Section may be amended to state the new location. Branch or subordinate offices may be established at any time by the Trustees at any place or places.



                                   ARTICLE VI
                                 INDEMNIFICATION

         Section 6.01. Indemnification. The Trust shall promptly indemnify and hold harmless each of its trustees and officers, and may indemnify and hold harmless any of its employees and agents, against any liabilities or expenses (collectively, "Liability") actually and reasonably incurred by such person in any proceeding arising out of or in connection with his or her service to the Trust, to the fullest extent permitted by applicable law, including the Securities Act of 1933, and the Investment Company Act of 1940, as now or hereafter in effect, subject to the provisions of sections 6.02 and 6.03 of this
Article 6. The Board of Trustees may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time these By-laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of these By-laws shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

         Section 6.02. Special Condition. With respect to Liability to the Trust or its shareholders, and subject to applicable state and federal law, a trustee or officer shall be indemnified and held harmless pursuant to Section 6.01 against any Liability to the Trust or its shareholders unless such Liability arises by reason of his or her willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office as defined in Section 17(h) of the Investment Company Act of 1940 ("disabling conduct").

         Section 6.03. Special Process Condition. With respect to Liability to the Trust or its shareholders, no indemnification shall be made unless a determination has been made by reasonable and fair means that the trustee or officer has not engaged in disabling conduct. Such reasonable and fair means shall be established in conformity with then applicable law and administrative interpretations.

         Section 6.04. Advancement of Expenses. The Trust shall promptly advance funds to its trustees and officers, and may advance funds to its employees and agents, to cover expenses they incur with respect to any proceeding arising out of or in connection with their service to the Trust, to the fullest extent permitted by applicable law, including the Securities Act of 1933, and the Investment Company Act of 1940, as now or hereafter in effect.

         Section 6.05. Affirmation of Conduct. A request by a trustee or officer for advancement of funds pursuant to Section 6.04 shall be accompanied by the trustee's or officer's written affirmation of his or her good faith belief that he or she met the standard of conduct necessary for indemnification, and such other statements, documents or undertakings as may be required under applicable law.

         Section 6.06. Special Conditions to Advancement. With respect to Liability to the Trust or its shareholders, and subject to applicable state and federal law, a trustee or officer shall be entitled to advancements of expenses pursuant to this Section 6.06 against any Liability to the Trust or its shareholders if (1) the Trust has obtained assurances required under applicable law, such as by obtaining insurance or receiving collateral provided by the trustee or officer, that the advance will be repaid if the trustee or officer is found to have engaged in disabling conduct, or (2) the Board has a reasonable belief that the trustee or officer has not engaged in disabling conduct and ultimately will be entitled to indemnification. In forming such a reasonable belief, the Board of Trustees shall act in conformity with then applicable law and administrative interpretations, and shall afford a trustee requesting an advance who is not an "interested person" of the Trust, as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended, a rebuttable presumption that such trustee did not engage in disabling conduct while acting in his or her capacity as a trustee.

         Section 6.07. Insurance. The Trust shall purchase and maintain in effect one or more policies of insurance on behalf of its trustees and officers in such amounts and with such coverage as shall be determined from time to time by the Board of Trustees, and may purchase and maintain such insurance for any of its employees and agents, issued by a reputable insurer or insurers, against any expense expenses actually and reasonably incurred by such person in any proceeding arising out of or in connection with his or her service to the Trust, with customary limitations and exceptions, whether or not the Trust would have the power to indemnify such person against such expenses pursuant to this
Article VI.

         Section 6.08. Non-Exclusive Rights. The provisions for indemnification of, and advancement of expenses to, trustees and officers of the Trust set forth in this Article VI shall not be deemed exclusive of any other contractual or legal rights to which a trustee or officer may otherwise be entitled.

         Section 6.09. Continuation of Provisions. The provisions of this
Article VI shall continue as to a person who has ceased to provide service to the Trust and shall inure to the benefit of his or her spouse, heirs, assigns, devisees, executors, administrators and legal representatives. No amendment of the Declaration of Trust or By-Laws of the Trust shall limit or eliminate the right of a person to indemnification, advancement of expenses and insurance set forth in this Article VI with respect to his or her acts, omissions or service to the Trust occurring prior to such amendment.

         Section 6.10. Definitions. For purposes of this Article VI, the following terms shall have the following meanings:

                  (1) "Disabling conduct" shall be as defined in Section 6.02.

                  (2) "Expenses" shall include without limitation all judgments, penalties, fines, amounts paid or to be paid in settlement, ERISA excise taxes, liabilities, losses, interest, expenses of investigation, attorneys' fees, retainers, court costs, transcript costs, fees of experts and witnesses, expenses of preparing for and attending depositions and other proceedings, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other costs, disbursements or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or acting as a witness in a proceeding.

                  (3) "Liability" shall be as defined in Section 6.01.

                  (4) The term "proceeding" shall include without limitation any threatened, pending or completed claim, demand, threat, discovery request, request for testimony or information, action, suit, arbitration, alternative dispute mechanism, investigation, hearing, or other proceeding, including any appeal from any of the foregoing, whether civil, criminal, administrative or investigative.

                  (5) A person's "service to the Trust" shall include without limitation his or her service as a trustee, officer, employee, agent or representative of the Trust, and his or her service at the request of the Trust as a trustee, officer, employee, agent or representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.


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                                       12




                                   ARTICLE VII
                              AMENDMENT OF BY-LAWS


             These By-Laws of the Trust may be altered, amended, added to or repealed by the shareholders or by majority vote of the entire board.